News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas On Track to Achieve Record Sales

at ESSI in 2017 and Further Expands Sales Force

Adds Three Senior Industry Sales Executives in November to Further Accelerate Growth in 2018

TAMPA, FL – November 30, 2017 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced that it is expanding its sales team at ESSI, a wholly owned industrial gas and welding supply business with operations on the Gulf Coast of Florida. The newly hired sales executives consist of three senior industry experts from the fields of advanced welding processes, industrial specialty gases and a highly experienced industrials sales representative who brings a sizeable list of prospective customers.

Ermanno Santilli, Chief Executive Officer of MagneGas, stated, “We have experienced rapid growth at ESSI, and we are tracking to have a record sales year. As a result, we plan to further accelerate our growth by investing in our sales force. We have very high expectations for the coming year, and we expect to see our sales increase substantially in 2018 with the addition of these three industry specialists. Our first addition to the team has years of experience in specialty gases which are used throughout the energy and utility industries. Our second new team member has advanced welding process expertise to provide the sales team with another technical expert in the metal cutting space. Lastly, our third new sales representative is an industrial gas generalist with an extensive book of customers and comes from a highly respected industry competitor. We are a dynamic company disrupting the industrial gas market through our product differentiation with MagneGas2® and excellent customer service. Our growing reputation made it possible to attract these talented individuals away from industry competitors.”

“In 2017, we expect to increase our industrial gas sales by approximately 40%, which is significantly higher than the industry average growth rate of approximately 2-3%,” commented Scott Mahoney, Chief Financial Officer of MagneGas. “We are looking to further accelerate our growth in 2018, and this will require a larger sales force as we look to expand our geographic reach across Florida, while adding new products and services for our existing customers. Our core strategy in Florida is to leverage our MagneGas2® cutting fuel to gain access to new clients, and aggressively cross sell thereafter to gain market share. The addition of these three professionals improves our ability to accomplish our sales targets for ESSI in 2018.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.